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Exhibit 99.39

DEALER MANAGER AGREEMENT

Offer by FOSTER WHEELER LTD. to Exchange
Common Shares and Series B Convertible Preferred Shares of
FOSTER WHEELER LTD.,
for
Any and all outstanding 9.00% Preferred Securities, Series I of
FW PREFERRED CAPITAL TRUST I
and
Common Shares and Series B Convertible Preferred Shares of
FOSTER WHEELER LTD.
for
Any and all outstanding 6.50% Convertible Subordinated Notes due 2007 of
FOSTER WHEELER LTD.
and
Common Shares and Series B Convertible Preferred Shares of
FOSTER WHEELER LTD.
for
Any and all outstanding Series 1999 C Bonds and Series 1999 D Bonds
and
Offer by FOSTER WHEELER LLC and FOSTER WHEELER LTD.
to Exchange Fixed Rate Senior Secured Notes due 2011, Series A, of
FOSTER WHEELER LLC and Common Shares and Series B Convertible Preferred Shares of
FOSTER WHEELER LTD.
for
Any and all outstanding 6 3/4% Senior Notes due 2005 of
FOSTER WHEELER LLC
and
Related Consent Solicitations

ROTHSCHILD INC.
as Dealer Manager

Dated as of
June 9, 2004

DEALER MANAGER AGREEMENT

June 9, 2004

Rothschild Inc.
1251 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

        Foster Wheeler Ltd., a Bermuda company (the "Company"), and Foster Wheeler LLC, a Delaware limited liability company ("FW LLC"), hereby appoint Rothschild Inc. ("Rothschild") to act as exclusive dealer manager in connection with:

            (i)  an offer by the Company to exchange common shares and Series B convertible preferred shares of the Company, for any and all of the issued and outstanding 9.00% Preferred Securities, Series I (the "Trust Securities") of FW Preferred Capital Trust I, a Delaware business trust (the "Trust Securities Exchange Offer");

           (ii)  an offer by the Company to exchange common shares and Series B convertible preferred shares of the Company for any and all of the issued and outstanding 6.50% Convertible Subordinated Notes due 2007 (the "Convertible Notes") of the Company (the "Convertible Notes Exchange Offer");

          (iii)  an offer by the Company to exchange common shares and Series B convertible preferred shares of the Company for any and all of the issued and outstanding Series 1999 C Bonds and Series 1999 D Bonds (the "Robbins Bonds") supported by the Exit Funding Agreement, dated as of October 15, 1999 (the "Exit Funding Agreement"), between FW LLC (as successor to Foster Wheeler Corporation) and SunTrust Bank, Central Florida, National Association, as trustee (the "Robbins Bonds Exchange Offer");

          (iv)  an offer by FW LLC and the Company to exchange Fixed Rate Senior Secured Notes due 2011, Series A (the "New Senior Notes") of FW LLC and common shares and Series B convertible preferred shares of the Company for any and all of the issued and outstanding 6 3/4% Senior Notes due 2005 (the "2005 Senior Notes") of FW LLC (the "2005 Senior Notes Exchange Offer");

           (v)  the seeking by FW LLC of consents (the "Trust Securities Consents") relating to amendments (the "Trust Securities Proposed Amendments") to certain of the provisions in the Junior Subordinated Indenture, dated as of January 13, 1999, as amended by the First Supplemental Indenture, dated as of January 13, 1999 and the Second Supplemental Indenture, dated as of March 15, 2003 (as amended, the "Trust Securities Indenture"), between FW LLC (as successor to Foster Wheeler Corporation) and BNY Midwest Trust Company ("BNY") (as successor to Harris Trust and Savings Bank), as trustee, pursuant to a consent solicitation, on the terms and conditions set forth in the Offering Materials (defined below), (the "Trust Securities Consent Solicitation");

          (vi)  the seeking by the Company of consents (the "Convertible Notes Consents") relating to amendments (the "Convertible Notes Proposed Amendments") to certain of the provisions in the Indenture, dated as of May 31, 2001, among the Company, FW LLC, as guarantor, and BNY as trustee (the "Convertible Notes Indenture"), pursuant to a consent solicitation on the terms and conditions set forth in the Offering Materials (the "Convertible Notes Consent Solicitation");

         (vii)  the seeking by FW LLC of consents (the "2005 Senior Notes Consents") relating to amendments (the "2005 Senior Notes Proposed Amendments") to certain of the provisions in the Indenture, dated as of November 15, 1995, as amended by the Amended and Restated First Supplemental Indenture, dated as of August 10, 2001 and the Second Supplemental Indenture, dated as of August 16, 2002 (as amended, the "2005 Senior Notes Indenture"), among FW LLC (as successor to Foster Wheeler Corporation), BNY as trustee (as successor to Harris Trust and

  Savings Bank) and the guarantors listed therein (the "Senior Notes Guarantors"), pursuant to a consent solicitation (the "2005 Senior Notes Consent Solicitation").

        The Trust Securities are guaranteed by FW LLC and the Company and the Convertible Notes are guaranteed by FW LLC. The 2005 Senior Notes are guaranteed by the Company and the Senior Notes Guarantors. The New Senior Notes will be issued pursuant to an indenture (the "New Senior Notes Indenture") among FW LLC, the guarantors as set forth in the New Senior Notes Indenture (the "New Senior Notes Guarantors") and Wells Fargo Bank, National Association as trustee. The New Senior Notes will be fully and unconditionally guaranteed (the "New Senior Notes Guarantees") by the Company and the New Senior Notes Guarantors.

        The Company and FW LLC are collectively referred to herein as the "FW Entities." The Trust Securities, the Convertible Notes, the Robbins Bonds and the 2005 Senior Notes are collectively referred to herein as the "Securities" and each of them are referred to as a "class of the Securities." The common shares of the Company being offered in the Trust Securities Exchange Offer, the Convertible Notes Exchange Offer, the Robbins Bonds Exchange Offer and the 2005 Senior Notes Exchange Offer are collectively referred to herein as the "Common Shares." The Series B convertible preferred shares of the Company being offered in the Trust Securities Exchange Offer, the Convertible Notes Exchange Offer, the Robbins Bonds Exchange Offer and the 2005 Senior Notes Exchange Offer are collectively referred to herein as the "Preferred Shares." The Trust Securities Exchange Offer, the Convertible Notes Exchange Offer, the Robbins Bonds Exchange Offer and the 2005 Senior Notes Exchange Offer, as each of them may be amended, modified or supplemented from time to time, including any extension thereof, are collectively referred to herein as the "Exchange Offer." The holders of all classes of the Securities are collectively referred to herein as the "Holders."

        On or promptly following the Exchange Date (defined below), (i) FW LLC and BNY, as trustee, will enter into a supplemental indenture to the Trust Securities Indenture (the "Trust Securities Supplemental Indenture"), that will give effect to the Trust Securities Proposed Amendments; (ii) the Company, FW LLC and BNY as trustee will enter into a supplemental indenture to the Convertible Notes Indenture (the "Convertible Notes Supplemental Indenture") that will give effect to the Convertible Notes Proposed Amendments; and (iii) FW LLC, the Senior Notes Guarantors and BNY as trustee will enter into a supplemental indenture to the 2005 Senior Notes Indenture (the "2005 Senior Notes Supplemental Indenture") that will give effect to the 2005 Senior Notes Proposed Amendments. The Trust Securities Consents, the Convertible Notes Consents and the 2005 Senior Notes Consents are collectively referred to herein as the "Consents." The Trust Securities Consent Solicitation, the Convertible Notes Consent Solicitation and the 2005 Senior Notes Consent Solicitation are collectively referred to herein as the "Consent Solicitation."

        The Exchange Offer and the Consent Solicitation will be made upon the terms and subject to the conditions set forth in the materials (as any of them may be amended, modified or supplemented from time to time, collectively referred to herein as the "Offering Materials") described below:

            (i)  the Registration Statement on Form S-4 (Registration No. 333-107054) (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") in accordance with the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act") relating to the Exchange Offer, the Consent Solicitation and the Common Shares, the Preferred Shares and the New Senior Notes to be issued in connection with the Exchange Offer. As used in this Agreement, the term "Registration Statement" means the registration statement, including exhibits, financial statements and schedules, as amended, when it becomes effective under the Securities Act, as amended by any post-effective amendments;

           (ii)  the prospectus relating to the Trust Securities Exchange Offer, the Convertible Notes Exchange Offer and the Robbins Bonds Exchange Offer (the "Shares Prospectus"), and the

  prospectus relating to the 2005 Senior Notes Exchange Offer (the "New Notes Prospectus"). The Shares Prospectus and the New Notes Prospectus included in the Registration Statement prior to the time the Registration Statement becomes effective are collectively referred to herein as a "Preliminary Prospectus." As used in this Agreement, the term "Prospectus" means collectively the Shares Prospectus and the New Notes Prospectus in the form they were last filed with the Commission pursuant to Rule 424(b) under the Securities Act, provided, however, that if no such filing is made it shall mean collectively the Shares Prospectus and the New Notes Prospectus included in the Registration Statement at the time it last became effective. Any reference herein to the Registration Statement, a Preliminary Prospectus or a Prospectus shall be deemed to refer to and include any documents, financial statements and schedules included or incorporated by reference therein pursuant to Form S-4 under the Securities Act, as of the date of such Registration Statement, Preliminary Prospectus or Prospectus, as the case may be;

          (iii)  the Company's latest annual report on Form 10-K and quarterly report on Form 10-Q delivered with the Prospectus;

          (iv)  the Company's Schedule TO relating to the Exchange Offer, as amended (the "Schedule TO"), filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act");

           (v)  the relevant Letters of Transmittal (the "Letters of Transmittal") to be used by Holders of each class of the Securities tendering the relevant Securities pursuant to the Exchange Offer and the Consent Solicitation;

          (vi)  the relevant forms of letters to brokers, dealers, commercial banks, trust companies and nominees for each class of the Securities relating to the Exchange Offer and the Consent Solicitation, and the forms of letters from brokers, dealers, commercial banks, trust companies and nominees to the clients of each class of the Securities relating to the Exchange Offer and the Consent Solicitation;

         (vii)  the forms of Notices of Guaranteed Delivery for each class of the Securities to be sent to Holders of the relevant Securities in connection with the Exchange Offer and the Consent Solicitation;

        (viii)  newspaper announcements, press releases and other offering materials and information authorized by the FW Entities to be used in connection with the Exchange Offer and the Consent Solicitation and filed with the Commission in accordance with Rule 425.

        Each of the FW Entities hereby confirms its agreement with Rothschild as follows:

        1.    Appointment to Act as Dealer Manager.

        (a)   Each of the FW Entities hereby retains Rothschild to act as the exclusive dealer manager with respect to the Exchange Offer and the Consent Solicitation (the "Dealer Manager"). On the basis of the representations and warranties and agreements of each of the FW Entities contained in this Agreement, Rothschild hereby agrees to act as Dealer Manager in connection with the Exchange Offer and the Consent Solicitation, and in connection therewith, Rothschild shall perform those services in connection with the Exchange Offer and the Consent Solicitation that are customarily performed by investment banking firms in connection with acting as a dealer manager of exchange offers and consent solicitations of a like nature, including, but not limited to, using its reasonable best efforts in soliciting tenders pursuant to the Exchange Offer, soliciting Consents pursuant to the Consent Solicitation and communicating generally regarding the Exchange Offer and the Consent Solicitation with brokers, dealers, commercial banks and trust companies and other persons, including the Holders.

        (b)   The Company has furnished or shall furnish Rothschild, or cause the respective administrative trustees for each class of the Securities to furnish Rothschild or cause to be furnished, as soon as practicable after the date hereof, with cards or lists or copies thereof showing the names of persons who were the Holders of record for each class of the Securities and, to the extent available, the beneficial owners for each class of the Securities, as of a recent date, together with the number of the relevant Securities held by them and, to the extent available, their addresses. Additionally, the Company shall use its reasonable best efforts to advise Rothschild or cause Rothschild to be advised daily during the period of the Exchange Offer and the Consent Solicitation as to any transfers of record for each class of the Securities and to update such other information from time to time during the term of this Agreement as reasonably requested by Rothschild.

        (c)   Each of the FW Entities acknowledges and agrees that Rothschild has been retained hereunder solely to act as Dealer Manager. In such capacity, Rothschild shall act hereunder as an independent contractor and shall not be deemed the fiduciary of either of the FW Entities or their affiliates, equity holders or creditors or of any other person as a result of its engagement hereunder, and any duties of Rothschild arising out of its engagement pursuant to this Agreement shall be owed solely to the FW Entities. Rothschild shall not be liable to any of the FW Entities, their affiliates, equity holders or creditors or any other person for any act or omission on the part of, and shall not be deemed to be the agent or fiduciary of, any broker or dealer, commercial bank or trust company, and no such broker or dealer, commercial bank or trust company shall be deemed to be acting as the agent or fiduciary of Rothschild as a result of its engagement hereunder. Nothing contained in this Agreement shall constitute Rothschild a partner of or joint venturer with either of the FW Entities.

        (d)   The FW Entities authorize Rothschild to communicate with Georgeson Shareholder Communications Inc. in its capacity as the information agent (the "Information Agent"), and with The Bank of New York, in its capacity as exchange agent (the "Exchange Agent"), with respect to matters relating to the Exchange Offer and the Consent Solicitation.

        (e)   Each of the FW Entities agrees that any reference to Rothschild in any Offering Materials, or in any newspaper announcement or press release or other document or communication, is subject to the prior written approval of Rothschild, which approval shall not be unreasonably withheld or delayed, and unless such reference to Rothschild is required by applicable law. If Rothschild resigns or Rothschild's engagement hereunder is terminated prior to the dissemination of the Offering Materials or any other release or communication, no reference shall be made therein to Rothschild unless required by law. In the event that applicable law requires a reference to Rothschild after such resignation or termination, the FW Entities agree to provide Rothschild a reasonable opportunity to seek an appropriate protective order or other remedy, provided that the FW Entities shall not be required to delay unreasonably the Exchange Offer and Consent Solicitation.

        2.    Fees and Expenses.    Pursuant to a letter agreement dated as of October 1, 2002, between the Company, FW LLC and Rothschild (the "Engagement Letter"), the Company and FW LLC have agreed to compensate and reimburse Rothschild for its services and expenses as a financial advisor and investment banker in connection with the Exchange Offer and the Consent Solicitation and other restructuring transactions. The compensation and expense reimbursement provisions in Sections 4, 5, 6 and 10(a) of the Engagement Letter are incorporated herein by reference as if restated herein in full and each of the FW Entities agrees, jointly and severally, to pay Rothschild the amounts provided for therein. In no event shall the compensation paid to Rothschild exceed 8% of the maximum aggregate offering price set forth under "Calculation of Registration Fee" on the cover page of the Registration Statement.

        3.    Certain Covenants of the FW Entities.    Each of the FW Entities, jointly and severally, covenants with Rothschild as follows:

           (a)  The Company shall promptly inform Rothschild, and (if requested by Rothschild) will confirm in writing, (i) when the Registration Statement has become effective, if and when any Preliminary Prospectus or Prospectus is filed pursuant to Rule 424(b) under the Securities Act, when any post-effective amendment to the Registration Statement is filed or becomes effective; (ii) of any request of the Commission or any other governmental or regulatory agency or authority to amend or supplement any Offering Materials or for additional information with respect thereto and of receipt (whether written or oral) by either of the FW Entities (or by any of their respective officers or attorneys) of any other communication from the Commission or any other governmental or regulatory agency or authority relating to any Offering Materials (and, notwithstanding any other provision of this Agreement, if any such request or communication is in writing, the Company shall promptly furnish Rothschild with a copy thereof), (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the initiation of any proceedings for that purpose or prohibiting or restraining the use of any Offering Materials as a "proxy" statement or "soliciting material" under the Exchange Act or the issuance of any injunction, restraining order or denial of any application for approval or the initiation of any proceedings, litigation or investigation with respect to the Exchange Offer, the Consent Solicitation, the tender of the Securities, the solicitation of Consents pursuant to the Consent Solicitation, the issuance of the Common Shares, Preferred Shares or the New Senior Notes pursuant thereto, the execution, delivery and performance of (A) the Trust Securities Supplemental Indenture by FW LLC, (B) the Convertible Notes Supplemental Indenture by the Company or FW LLC, (C) the 2005 Senior Notes Supplemental Indenture by FW LLC or the Senior Notes Guarantors, (D) the New Senior Notes Indenture by FW LLC or the New Senior Notes Guarantors, (E) this Agreement by the FW Entities, by or before any governmental or regulatory agency, or any court, (iv) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Common Shares, the Preferred Shares and the New Senior Notes under state securities or blue sky laws or the initiation of any proceeding for that purpose; (v) of the occurrence of any event, or the discovery of any fact, the occurrence or existence of which the FW Entities are aware and which would reasonably be expected to cause the FW Entities to amend, withdraw or terminate the Exchange Offer or the Consent Solicitation; (vi) of the breach in any material respect, of which the FW Entities are aware, of any representation or warranty contained in this Agreement; and (vii) of any other information reasonably available to either of the FW Entities relating to the Exchange Offer or the Consent Solicitation that Rothschild may from time to time reasonably request.

           (b)  The Company will furnish to Rothschild, without charge, one signed copy of (i) the Registration Statement and any post-effective amendments thereto, including all financial statements and schedules and all exhibits, and (ii) each Schedule TO and any amendments thereto, including all financial statements and schedules and all exhibits, to the extent not previously furnished to Rothschild.

          (c)   The FW Entities will prepare each Prospectus in a form approved by Rothschild, which approval shall not be unreasonably withheld, and will promptly effect any filings necessary pursuant to Rule 424(b). The Company will file promptly all reports required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of each Prospectus and until the Exchange Date. The Company will promptly file as required any and all necessary amendments to each Schedule TO. The FW Entities will give Rothschild advance notice of their intention to (i) file each Prospectus or any amendments or supplements to either Prospectus or file any amendments to the Registration Statement, (ii) make any other material changes to the Offering Materials or (iii) file, distribute, mail, publish or otherwise use or permit the use of any Offering Materials and shall furnish Rothschild with a copy of each such document at a reasonable time prior to such filing, distribution, mailing, publishing or other use. The FW Entities will not (i) file any Prospectus or any such amendments or supplements, (ii) make any other material changes or (iii) make any such use or allowance of use of the Offering Materials, without the prior approval of Rothschild, which approval shall not be unreasonably withheld.

          (d)   The FW Entities will use their reasonable best efforts, in cooperation with the Dealer Manager, to qualify the Common Shares, the Preferred Shares and the New Senior Notes for offering and sale in connection with the Exchange Offer under the applicable securities or blue sky laws of such jurisdictions as the FW Entities may elect after consultation with Rothschild and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer; provided, however, that neither of the FW Entities shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The FW Entities will file such statements and reports as may be required by the laws of each jurisdiction in which the Common Shares, the Preferred Shares and the New Senior Notes will be qualified as provided above.

          (e)   The FW Entities will cause to be delivered to each registered Holder of each class of the Securities, as soon as practicable, a copy of the relevant Prospectus and the relevant Letter of Transmittal, together with a return envelope, and other appropriate Offering Materials. Thereafter, to the extent practicable until the expiration of the Exchange Offer and the Consent Solicitation, the FW Entities will use their reasonable best efforts to cause copies of such materials and a return envelope to be mailed to each person who becomes a registered Holder of any Securities.

          (f)    Each of the FW Entities hereby authorizes Rothschild to use the Offering Materials in connection with the Exchange Offer and the Consent Solicitation. Each of the FW Entities agrees that the Offering Materials have been or will be prepared and approved by, and are the sole responsibility of, the FW Entities. Rothschild shall have no obligation to cause copies of the Offering Materials to be transmitted generally to the Holders of the Securities. The FW Entities will deliver to Rothschild, without charge, such number of copies of the Offering Materials (as supplemented or amended) and all other statements and other documents filed or to be filed (in connection with the Exchange Offer and the Consent Solicitation) with any other federal, state or local governmental or regulatory authorities or any stock exchange and any amendments or supplements to any such statements and documents as Rothschild may reasonably request, and will cause all amendments and supplements filed with the Commission to be distributed to Holders to the extent required by the Securities Act or the Exchange Act.

          (g)   Each of the FW Entities will comply with the Securities Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), as applicable, in connection with the Exchange Offer and the Consent Solicitation. If at any time during the pendency of the Exchange

  Offer and the Consent Solicitation any event shall occur or condition shall exist, as a result of which it is necessary to amend or supplement any Offering Materials in order that such Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Holder, or if it shall be necessary to amend or supplement any Offering Materials in order to comply with the requirements of the Securities Act or the Exchange Act, the FW Entities shall promptly prepare and file with the Commission and publish or distribute such amendment or supplement as may be necessary to effect such amendment to correct such untrue statement or omission or to make such Offering Materials comply with such requirements.

          (h)   Each of the FW Entities agrees, jointly and severally, to pay all costs and expenses incurred in connection with the performance of this Agreement and in connection with the Exchange Offer and the Consent Solicitation including, without limitation, (i) the preparation, printing, filing, mailing and publishing of the Offering Materials and any amendments or supplements thereto, and the cost of furnishing copies thereof to Rothschild; (ii) the preparation of this Agreement, the Trust Securities Supplemental Indenture, the Convertible Notes Supplemental Indenture, the 2005 Senior Notes Supplemental Indenture and the New Senior Notes Indenture; (iii) the distribution of the Offering Materials to Holders; (iv) the fees and disbursements of counsel to the Company and to Rothschild and of the Company's accountants; (v) the fees and disbursements of Rothschild as set forth in Section 2 hereof; (vi) the fees and expenses of the trustees under the Trust Securities Indenture, the Convertible Notes Indenture, the 2005 Senior Notes Indenture, the New Senior Notes Indenture, and the Exit Funding Agreement and Indenture for the Robbins Bonds, the Information Agent, and the Exchange Agent; (vii) the reasonable fees and expenses of all dealers and brokers, commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred or charged in forwarding the Offering Materials to their customers; (viii) in connection with the registration or qualification of the Common Shares, the Preferred Shares and the New Senior Notes under the laws of such jurisdictions in accordance with Section 3(d) above (including any fees and disbursements of counsel for Rothschild); (ix) related to the filing and registration of the Common Shares, the Preferred Shares and the New Senior Notes with the Commission; (x) any filing fees in connection with the review of the Exchange Offer by the National Association of Securities Dealers, Inc.; (xi) any advertising costs incurred in connection with the Exchange Offer and the Consent Solicitation; and (xii) all other costs and expenses incident to the Exchange Offer and the Consent Solicitation incurred by any of the FW Entities or their affiliates. Each of the FW Entities shall make all payments of fees and expenses referred to in this paragraph which become payable by them whether or not any of the Securities are accepted pursuant to the Exchange Offer, and the obligation to make such payments shall survive the expiration, withdrawal or termination of this Agreement and the Exchange Offer and the Consent Solicitation.

          (i)    The FW Entities shall advise or cause the Exchange Agent to advise Rothschild before 5:00 p.m., New York City time, or as promptly as practicable thereafter, daily (or more frequently if requested), by telephone or facsimile transmission or by furnishing Rothschild with access to an Internet site established by the Exchange Agent for such purposes with respect to: (i) the number of Securities of each class validly tendered on such day; (ii) upon request, the number of Securities of each class identified as being defectively tendered on such day; (iii) the number of Securities of each class represented by Notices of Guaranteed Delivery on such day; (iv)  the number of Securities of each class properly withdrawn on such day; (v) the cumulative totals of the number of Securities of each class in categories (i) through (iv) above; and ( vi)  upon request, the names and addresses of the registered owners of Securities of each class who have so tendered in the Exchange Offer. If requested, on the business day following any such oral communication, the FW

  Entities shall furnish or cause the Exchange Agent to furnish to Rothschild a written report confirming the above information that has been communicated orally.

          (j)    The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

          (k)   If they have not already done so, the FW Entities will promptly enter into customary agreements with the Information Agent and the Exchange Agent on or after the date hereof.

          (l)    On the date on which any Offering Materials are first mailed to the Holders (such date, the "Commencement Date") and on the date on which the Securities are first accepted by the Company pursuant to the Exchange Offer (the "Exchange Date"), the FW Entities shall have caused to be delivered to Rothschild signed opinions of each of Steven I. Weinstein, Deputy General Counsel of the Company, substantially to the effect set forth in Exhibit A hereto and King & Spalding LLP, substantially to the effect set forth in Exhibit B hereto. On the Exchange Date, the FW Entities shall have caused to be delivered to Rothschild a signed opinion of Conyers, Dill & Pearman, substantially to the effect set forth in Exhibit C hereto.

          (m)  On or prior to the Exchange Date, each of the FW Entities shall cause counsel for Rothschild to be furnished with all such documents and certificates as they may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements of each of FW Entities under this Agreement and the performance of any covenants of each of the FW Entities to be performed hereunder.

          (n)   Within two business days after the Commencement Date, the Company shall have made appropriate arrangements, to the extent applicable, with The Depository Trust Company and any other qualified, registered securities depositary, to allow for the book-entry movement of the tendered Securities between depositary participants and the Exchange Agent.

          (o)   On the Commencement Date and the Exchange Date, the Company shall have caused to be delivered to Rothschild a letter executed by the Company's independent public accountants, PricewaterhouseCoopers, LLP, and dated as of the date of delivery in form and substance satisfactory to Rothschild, containing statements and information of the type ordinarily included in accountants' "agreed upon procedures letters" with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference into the Registration Statement and the Prospectus.

          (p)   On the Commencement Date and the Exchange Date, (i) the Company shall have caused to be delivered to Rothschild a certificate of its President or chief executive officer and chief financial officer or chief accounting officer, dated as of the date of delivery, to the effect that since the date of the last audited balance sheet contained in the Prospectus there has been no material adverse change or any event reasonably expected to cause a material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), and (ii) each of the FW Entities shall have caused to be delivered to Rothschild a certificate of its respective President or chief executive officer and chief financial officer or chief accounting officer, dated as of the date of delivery, to the effect that (x) the applicable representations and warranties in Section 4 hereof are true and correct in all material respects, (y) it has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Commencement Date or Exchange Date, as applicable, and (z) no stop order suspending the effectiveness of the

  Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of his or her knowledge, are contemplated by the Commission.

          (q)   Each of the FW Entities represents that it has not retained or caused to be retained and, during the term of this Agreement, will not, without the prior approval of Rothschild, retain or cause to be retained as dealer manager any other person to advise or assist it with the Exchange Offer or the Consent Solicitation or otherwise directly or indirectly to use any other person to contact, approach or negotiate with the Holders with respect to the Exchange Offer or the Consent Solicitation other than Rothschild, the Information Agent, the Exchange Agent and any of their respective employees or affiliates.

        4.    Representations and Warranties of the FW Entities.    Each of the FW Entities, jointly and severally, represents and warrants to and agrees with Rothschild that as of the date hereof and through and including the Exchange Date:

          (a)   The Company has been duly organized and is validly existing as an exempted company under the laws of Bermuda and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Company is duly licensed or qualified to do business and is in good standing, if applicable, as a foreign corporation in each other jurisdiction in which such licensing or qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing or licensed would not reasonably be expected to result in a Material Adverse Effect.

          (b)   Each subsidiary of the Company has been duly organized and is validly existing as a corporation, an exempted company, limited liability company or partnership, as applicable, is in good standing, if applicable, under the laws of the jurisdiction of its organization, has corporate, limited liability company or partnership power and authority to own, lease and operate its properties and to conduct its business as currently conducted or as described in the Prospectus and is duly licensed or qualified to do business and is in good standing, if applicable, as a foreign corporation, an exempted company, limited liability company or partnership, as applicable, in each other jurisdiction in which such licensing or qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing or licensed would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock, share capital or interests, as applicable, of each subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for directors' qualifying shares or other equivalent de minimis exceptions and except as would not reasonably be expected to result in a Material Adverse Effect.

          (c)   Each of the FW Entities (i) has all requisite power and authority to execute, deliver and perform its respective obligations under this Agreement and to make and consummate the Exchange Offer and the Consent Solicitation in accordance with their terms, and (ii) has taken or prior to the Commencement Date will take all necessary action to authorize the Exchange Offer and Consent Solicitation (including any amendments, supplements or modifications thereto), the issuance of the Common Shares, the Preferred Shares and the New Senior Notes, as applicable, pursuant thereto, and to the extent a party thereto, the execution, delivery and performance of this Agreement, the Trust Securities Supplemental Indenture, the Convertible Notes Supplemental Indenture, the 2005 Senior Notes Supplemental Indenture and the New Senior Notes Indenture. Each of the Senior Notes Guarantors has taken all necessary action to authorize the execution, delivery and performance of the 2005 Senior Notes Supplemental Indenture and each of the New

  Senior Notes Guarantors has taken all necessary action to authorize the execution, delivery and performance of the New Senior Notes Indenture.

          (d)   This Agreement has been duly authorized, executed and delivered by each of the FW Entities and, assuming due authorization, execution and delivery by Rothschild, constitutes a valid and binding obligation of each of the FW Entities enforceable against the FW Entities in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity and except that any rights to indemnity and contribution may be limited by federal and state securities laws and public policy considerations.

          (e)   Neither of the FW Entities is in violation of its memorandum of association, charter, bye-laws or similar organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which either of the FW Entities is a party or by which either of them may be bound, or to which any of the property or assets of either of the FW Entities is subject except for such defaults that would not reasonably be expected to result in a Material Adverse Effect.

          (f)    Each of the FW Entities and its subsidiaries possess all such licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of their properties or the conduct of their businesses, and none of the FW Entities or their subsidiaries have received notification of any revocation or modification of any such license, certificate, authorization or permit or have any reason to believe that any such license, authorization or permit will not be renewed, in each case, except where the failure to possess or make the same would not be reasonably be expected to have a Material Adverse Effect.

          (g)   (i) The execution, delivery and performance by each of the FW Entities of this Agreement, (ii) the making and consummation of the Exchange Offer by each of the FW Entities and the issuance of the Common Shares, the Preferred Shares and the New Senior Notes thereunder, (iii) the solicitation of Consents by each of the FW Entities; (iv) the execution, delivery and performance by each of the FW Entities, the Senior Notes Guarantors and the New Senior Notes Guarantors, as applicable, of the Trust Securities Supplemental Indenture, the Convertible Notes Supplemental Indenture, the 2005 Senior Notes Supplemental Indenture and the New Senior Notes Indenture, and (v)  the consummation by each of the FW Entities of the Exchange Offer and the Consent Solicitation, as applicable, in each case, (x) do not violate and will not result in a violation of any of the terms or provisions of the memorandum of association, charter, bye-laws or similar organizational documents of either of the FW Entities or their subsidiaries, (y) do not and will not (a) conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute an event of default (or an event which with notice or lapse of time or both would become an event of default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the FW Entities or their subsidiaries under, any contract, indenture, mortgage, lease or other agreement or instrument to which any of the FW Entities or their subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets are bound or affected, except for such conflicts, breaches, violations, defaults, terminations, amendments, accelerations, cancellations, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect or (b) result in any violation of the provisions of any existing applicable law, rule, regulation, judgment, order, writ or decree of any government, governmental or regulatory instrumentality or agency or court, domestic or foreign, having jurisdiction over any of the FW Entities or their subsidiaries or any of their properties and assets, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

          (h)   No authorization, approval, consent, filing, registration or order of any governmental or regulatory authority or court is required for any of the Exchange Offer or the Consent Solicitation, except such as have been obtained and except as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act, the Companies Act of 1981 of Bermuda and state securities and blue sky laws.

          (i)    Each of the FW Entities meets the requirements for use of Form Form S-4 under the Securities Act in connection with the Exchange Offer. The Registration Statement has been filed with the Commission. No stop order and no injunction, restraining order or denial of any application for approval has been issued or proceedings, litigation or, to the knowledge of either of the FW Entities, investigation initiated or threatened with respect to the Exchange Offer or the Consent Solicitation by or before the Commission or any other governmental or regulatory agency, or any court. As of the Exchange Date, the Registration Statement and any post effective amendment thereto will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any post effective amendment thereto will have been issued under the Securities Act and no proceedings for that purpose will have been instituted or be pending or, to the knowledge of any of the FW Entities, be threatened by the Commission, and any request on the part of the Commission for additional information has been or will have been complied with or otherwise satisfied.

          (j)    Neither Prospectus nor any amendments or supplements thereto, at the time each Prospectus or any such amendment or supplement was issued and at the Exchange Date, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the respective times the Registration Statement and any post-effective amendments thereto became effective, the Registration Statement and any amendments and supplements thereto complied as to form in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Materials made in reliance upon and in conformity with information pertaining to Rothschild furnished in writing to the Company by Rothschild expressly for use in the Offering Materials.

          (k)   Each Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and each Prospectus delivered to Rothschild for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

        (l)    All documents, financial statements and schedules filed under the Exchange Act and incorporated by reference in the Registration Statement or the Prospectus (collectively, the "Incorporated Documents"), when they were filed (or, if an amendment with respect to any such Incorporated Document was filed, when such amendment was filed) with the Commission, complied and will comply as to form in all material respects with the requirements of the Exchange Act.

        (m)  PricewaterhouseCoopers, LLP, who are reporting upon the audited financial statements with respect to the Company and its subsidiaries included or incorporated by reference in each Prospectus, are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act and the Exchange Act.

        (n)   The consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position, the results of operations and changes in financial position of the Company and its consolidated subsidiaries for the dates indicated; said financial statements (including the related notes and schedules) have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except, in each case, as noted therein. The supporting schedules of the financial statements of the Company, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information of the Company included in the Prospectus present fairly the information shown therein and, other than the non-GAAP financial information, have been compiled on a basis consistent with that of the financial statements of the Company included or incorporated by reference in the Registration Statement.

        (o)   Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated in the Registration Statement and the Prospectus, (A) there has been no Material Adverse Effect, (B) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital, and (C) there has not been any material change in the share capital or long-term indebtedness of the Company or any of its subsidiaries (except as disclosed to Rothschild in writing).

        (p)   The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement). All of the Company's issued and outstanding share capital has been duly authorized, validly issued and fully paid and are non-assessable (meaning no further sums are required to be paid by the holders thereof in connection with the issue thereof); none of the Company's issued and outstanding share capital was issued in violation of applicable preemptive or other similar rights.

        (q)   All of the Common Shares to be issued in the Exchange Offer have been duly authorized for issuance and the Common Shares, when issued and delivered by the Company pursuant to the Exchange Offer, will be validly issued and fully paid and non-assessable (meaning no further sums are required to be paid by the holders thereof in connection with the issue thereof); the Common Shares conform to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Common Shares will be subject to personal liability solely by reason of being such a holder; and the issuance of the Common Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

        (r)   All of the Preferred Shares to be issued in the Exchange Offer have been duly authorized for issuance and the Preferred Shares, when issued and delivered by the Company pursuant to the Exchange Offer, will be validly issued and fully paid and non-assessable (meaning no further sums are required to be paid by the holders thereof in connection with the issue thereof); the Preferred Shares conform to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Preferred Shares will be subject to personal liability solely by reason of being such a holder; and the issuance of the Preferred Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

        (s)   The New Senior Notes have been duly authorized for issuance and, when the New Senior Notes are issued under the New Senior Notes Indenture, the New Senior Notes and the New Senior Notes Guarantees will constitute legal, valid and binding obligations of FW LLC and the New Senior Notes Guarantors, as applicable, enforceable against them in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity; the New Senior Notes conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instrument defining the same.

        (t)    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental or regulatory agency or body, domestic or foreign, now pending, or, to the best of the knowledge of either of the FW Entities, threatened, against or affecting any of the FW Entities, or their subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by either of the FW Entities of their respective obligations hereunder or which could reasonably be expected to materially adversely affect the consummation of the Exchange Offer and the Consent Solicitation.

        (u)   There is no strike, labor dispute, slowdown or work stoppage with the employees of any of the FW Entities or their subsidiaries which is now pending, or to the best of the knowledge of either of the FW Entities, threatened, which is required to be disclosed in the Registration Statement and which would reasonably be expected to result in a Material Adverse Effect.

        (v)   Neither of the FW Entities is, and upon the issuance of the Common Shares, the Preferred Shares and the New Senior Notes pursuant to the terms of the Exchange Offer (as described in the Prospectus), will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

        The representations and warranties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Indemnified Party (as defined herein), (ii) any termination of this Agreement or (iii) any withdrawal by Rothschild pursuant to this Agreement.

        Any certificate signed by any officer of a FW Entity and delivered to Rothschild or its counsel hereunder shall be deemed a representation and warranty by such FW Entity to Rothschild as to the matters covered thereby.

        5.    Indemnification and Contribution.    (a) Each of the FW Entities agrees, jointly and severally, to indemnify and hold harmless Rothschild and its directors, officers and each person, if any, who controls Rothschild within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (Rothschild and each such person being an "Indemnified Party") as follows:

          (i)    from and against any and all loss, claim, damage, liability and expense (including, subject to Section 5(d), the reasonable fees and disbursements of counsel), whatsoever, as incurred, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise, and related to, arising out of, or based on (A) any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials, including the Registration Statement and each Prospectus (or any amendment or supplement thereto) or any documents incorporated by reference therein or furnished or made available to Holders by either of the FW Entities, directly, through Rothschild or otherwise, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) any breach in any material respect by either of the FW Entities of their respective representations, warranties or agreements contained herein, and (C) the withdrawal, rescission, termination, amendment or extension of the Exchange Offer or the Consent Solicitation or any other failure on the Company or FW LLC's part to comply with the terms and conditions contained in the Offering Materials; and

          (ii)   from and against any and all loss, liability, claim, damage and expense (including, subject to Section 5(d), the reasonable fees and disbursements of counsel), whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or arbitration, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever related to, arising out of or based on any matter described in subparagraph (i) above;

          (iii)  from and against any and all expense whatsoever, as incurred (including, subject to Section 5(d), the reasonable fees and disbursements of counsel), incurred (x) in investigating, preparing or pursuing any action or other proceeding (whether formal or informal) or threat thereof, whether or not in connection with pending or threatened litigation or arbitration or any claim whatsoever related to, or arising out of or based on any matter described in subparagraph (i) above and whether or not any Indemnified Party is a party and to the extent that any such expense is not paid under subparagraph (i) or (ii) above or (y) in connection with enforcing such Indemnified Party's rights under this Agreement;

provided, however, that neither of the FW Entities shall be liable under clause (i), (ii) or (iii) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Offering Materials in reliance upon and in conformity with written information furnished to the Company by Rothschild expressly for use in the Offering Materials (or any amendment or supplement thereto). If multiple claims are brought against an Indemnified Party in an arbitration, with respect to at least one of which indemnification is permitted under applicable law and provided for under this Agreement, each of the FW Entities agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award or any portion thereof, is based on a claim as to which indemnification is not available.

        (b)   Rothschild agrees to indemnify and hold harmless the FW Entities to the same extent as the foregoing indemnity from the FW Entities to Rothschild contained in Section 5(a) above, but only with reference to information relating to Rothschild furnished in writing to the FW Entities by Rothschild expressly for use in the Offering Materials.

        (c)   If the indemnification provided for in Section 5(a) hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each of the FW Entities, jointly and severally agrees to contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits to the FW Entities on the one hand and to Rothschild on the other hand from the Exchange Offer and the Consent Solicitation (whether or not consummated) or (ii) if, but only if, the allocation provided by clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the FW Entities on the one hand and of Rothschild on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits to the FW Entities on the one hand and Rothschild on the other hand, in connection with the Exchange Offer and the Consent Solicitation (whether or not consummated) shall be deemed to be in the same proportion as the total value paid to Holders of Securities pursuant to the Exchange Offer and the Consent Solicitation bears to the fees actually received by Rothschild hereunder and under the Engagement Letter. The relative fault of the FW Entities on the one hand and Rothschild on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the FW Entities or by Rothschild and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each of the FW Entities and Rothschild agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5(c). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 5(c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission, provided, however, that to the extent permitted by applicable law, in no event shall Rothschild be required to contribute any amount which, in the aggregate, exceeds the aggregate fees actually received by Rothschild hereunder.

        (d)   Promptly after receipt by an Indemnified Party of written notice of any claim or commencement of an action or proceeding with respect to which indemnification or contribution may be sought hereunder, such Indemnified Party shall notify the FW Entities in writing of such claim or of the commencement of such action, claim or proceeding, but failure so to notify the FW Entities will not relieve either of the FW Entities from any liability which they may have hereunder to such Indemnified Party (i) if the FW Entities had actual notice of such claim or commencement of such action, claim or proceeding or (ii) unless and to the extent such failure results in forfeiture by the FW Entities of substantial rights and defenses. In the event of any such claim, action or proceeding, the FW Entities will be entitled to participate therein, and, to the extent they may wish to, the FW Entities may assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and shall pay the fees and expenses of such counsel. Any Indemnified Party shall be entitled to retain separate counsel of its choice and participate in the defense of any such claim, action or proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the FW Entities fail promptly to assume such defense and employ counsel or (ii) such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to either of the FW Entities, in which case the FW Entities shall pay the fees and expenses of such counsel, provided that the FW Entities shall not in such event be responsible for the fees and expenses of more than one firm of separate counsel (in addition to local counsel) in connection with any such claim, action or proceeding in the same jurisdiction.

        (e)   The FW Entities agree that, without Rothschild's prior written consent, they will not settle, compromise, consent or otherwise resolve or seek to terminate any pending or threatened claim, action, investigation or proceeding in respect of which indemnification or contribution could be sought under this Section 5 (whether or not Rothschild or any other Indemnified Party is an actual or potential party to such claim, action, investigation or proceeding), unless such settlement, compromise, consent or termination (i) contains an express, unconditional release of each Indemnified Party from all liability arising out of or relating to such claim, action, investigation or proceeding and the engagement of Rothschild under this Agreement and (ii), does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party.

        (f)    The rights of any Indemnified Party under this Agreement shall be in addition to and not in limitation of any rights that any Indemnified Party may have at common law or otherwise, including under the Engagement Letter.

        6.    Termination; Withdrawal.    (a) This Agreement may be terminated by Rothschild at any time upon notice to the Company if (i) either of the FW Entities do not comply with any covenants specified in Section 3 of this Agreement in any material respect or the representations and warranties under Section 4 are incorrect (or incorrect in any material respect if not qualified as to materiality), (ii) any stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission, (iii) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in either Prospectus, any Material Adverse Effect, (iv) either of the FW Entities shall file, deliver, publish, mail or propose to file, deliver, publish or mail any amendment or supplement to the Offering Materials to which Rothschild shall reasonably object or which shall be disapproved by its counsel, or (v) at any time prior to the Exchange Date, the Exchange Offer and Consent Solicitation is terminated or withdrawn for any reason.

        (b)   Notwithstanding termination of this Agreement pursuant to subsection (a) of this Section 6, the provisions of Section 1(c) and the obligations of the FW Entities to compensate and reimburse Rothschild pursuant to Section 2 and to pay all costs and expenses incurred in connection with the performance of this Agreement and in connection with the Exchange Offer and the Consent Solicitation pursuant to Section 3(h), and the provisions of Sections 4, 5, 6(b), 7, and Sections 10 through 17 shall survive any termination of this Agreement.

        7.    Notices.    All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication (notices transmitted by telecopier to be confirmed in writing).

        If to the FW Entities:

    Foster Wheeler Ltd.
    Perryville Corporate Park
    Clinton, New Jersey 08809
    Telecopy No: (908) 730-5315
    Attention: Lisa Fries Gardner

        with a copy to:

    King & Spalding LLP
    1185 Avenue of the Americas
    New York, New York 10036
    Telecopy No: (212) 556-2222
    Attention: John J. Kelley III
                      Tracy Kimmel

        If to the Dealer Manager:

    Rothschild Inc.
    1251 Avenue of the Americas
    New York, New York 10020
    Telecopy No. (212) 403-3559
    Attention: Judith R. MacDonald

        with a copy to:

    Debevoise & Plimpton LLP
    919 Third Avenue
    New York, New York 10022
    Telecopy No. (212) 909-6836
    Attention: Peter J. Loughran, Esq.

or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph.

        8.    Securities Positions.    Each of the FW Entities acknowledges the fact that, in the course of trading activities, Rothschild may from time to time have positions in, and buy or sell Securities of, the Company and their affiliates.

        9.    Tombstone.    Rothschild may place an announcement in such newspapers and periodicals as it may choose, stating that Rothschild is acting or has acted as exclusive dealer manager and/or financial adviser to the FW Entities in connection with the Exchange Offer and Consent Solicitation with the approval of the Company, which shall not unreasonably be withheld. Any such announcement shall be at the sole option and expense of Rothschild.

        10.    GOVERNING LAW.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED IN THAT STATE.

        11.    Severability of Provisions.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

        12.    Counterparts.    This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts. Each of such counterparts, when a counterpart has been executed and delivered, shall be deemed to be an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

        13.    Parties in Interest; Assignment.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto and, with respect to Section 5, the Indemnified Parties and their respective successors, assigns, heirs and legal representatives and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        14.    Consent to Jurisdiction and Service; Waivers.    Each of the FW Entities hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the borough of Manhattan, City of New York, State of New York in respect of any action, proceeding or counterclaim arising out of or relating to this Agreement and irrevocably agrees that all claims and defenses in respect of any such suit, action or proceeding may be heard and determined in any such court. Each of the FW Entities irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding arising out of or relating to this Agreement brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Service of process may be effected by making process, by registered mail return receipt requested, to the FW Entities, at the address set forth above with a copy to CT Corporation, 111 Eighth Avenue, New York, NY 10011, as agent for service of process for the FW Entities. Nothing in this Section 14 shall affect the right of Rothschild, any of its affiliates or any Indemnified Party to serve process in any manner prescribed by law.

        15.    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        16.    Entire Agreement; Amendment.    Except for the Engagement Letter, this Agreement supersedes all prior agreements and undertakings, both written and oral, of the parties hereto, or any of them, with respect to the subject matter hereof and constitute the entire understanding of the parties hereto with respect to the subject matter hereof. This Agreement may not be waived, amended or modified except in writing signed by each party to be bound hereby.

        17.    Trial by Jury.    Each of the FW Entities and Rothschild (each on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of this Agreement.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, FW LLC and Rothschild in accordance with its terms.

Very truly yours,
FOSTER WHEELER LTD.
By	/s/ RAYMOND J. MILCHOVICH
Name: Title:

FOSTER WHEELER LLC

By	/s/ BRIAN K. FERRAIOLI
Name: Title:
Confirmed and accepted as of the date first above written:
ROTHSCHILD INC.

By	/s/ STEPHEN S. LEDOUX
	Name:	Stephen S. Ledoux
	Title:	Managing Director

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  Exhibit 99.39
DEALER MANAGER AGREEMENT
DEALER MANAGER AGREEMENT